Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-1

(Form Type)

ADAMAS ONE CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, par value $0.001 per share	Rule 457(o)			$30,000,000	$0.0000927	$2,781.00
	Total Offering Amounts					$30,000,000		$2,781.00
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$2,781.00

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes shares of our common stock (a) subject to the underwriters’ option to purchase additional shares, (b) issuable upon the conversion of currently outstanding senior secured convertible promissory notes held by selling stockholders, (c) issuable upon the exercise of currently outstanding warrants held by selling stockholders, and (d) issuable upon the exercise of warrants held by the representative of the underwriters.